SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2011

TYCORE VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-161868	26-1240056
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262
(Address of principal executive offices)
(817) 490-9200end_of_the_skype_highlighting
(Registrant’s Telephone Number)

1802 North Carson Street, Suite 212
Carson City, Nevada 89701
(775) 887-8853
(Former name or former address, if changed since last report)

with a copy to:
Carrillo, Huettel & Zouvas, LLP
3033 Fifth Ave. Suite 400
San Diego, CA 92103
Telephone (619) 546-6100
Facsimile (619) 546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance planned operations for the next 12 months.  In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue;” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause the Company or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity or performance.  Do not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that may be issued in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in the Company’s capital stock.

As used in this current report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company” and “TYCV” refer to Tycore Ventures, Inc.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 8, 2011, Tycore Ventures, Inc., a Nevada corporation closed a transaction pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”) with Hondo Minerals, Inc., a Nevada corporation (“Hondo”) and the shareholders of Hondo (the “Hondo Shareholders”), whereby the Company acquired 100% of the outstanding shares of common stock of Hondo (the “Hondo Stock”) from Hondo Shareholders.  In exchange for the Hondo Stock, the Company issued 22,103,000 shares of its common stock to the Hondo Shareholders.  As a result of closing the transaction, Hondo Shareholders now hold approximately 76% of the Company’s issued and outstanding common stock.

The shares of common stock of the Company issued pursuant to the Share Exchange Agreement were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  A copy of the Share Exchange Agreement is attached hereto and is hereby incorporated by this reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

ITEM 2.01                      COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.  As a result of the Share Exchange Agreement, (i) our principal business became the business of Hondo, which is more fully described below, and (ii) Hondo became our wholly-owned operating subsidiary. Since the owners of Hondo obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, Hondo is considered the acquirer for accounting purposes.

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FORM 10 DISCLOSURE

As disclosed elsewhere in this report, the Company completed a Share Exchange Agreement with Hondo Minerals, Inc. (the "Transaction") and Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as it was, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

ITEM 1.  BUSINESS

History

The Company was incorporated on September 25, 2007 in the State of Nevada.  The Company had been engaged in the acquisition, exploration and development of natural resource properties.  On April 28, 2008, it purchased a 100% undivided interest in a patented mineral claim known as the Silver Gem Lode Claim for a price of $10,000.  The claims are in good standing until September 1, 2011.  Currently there are no known mineral reserves on the Silver Gem Property.

We believe that since on or about January 31, 2010, the Company would be considered a “shell” company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

On February 8, 2011, Tycore Ventures, Inc., a Nevada corporation closed a transaction pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”) with Hondo Minerals, Inc., a Nevada corporation (“Hondo”) and the shareholders of Hondo (the “Hondo Shareholders”), whereby the Company acquired 100% of the outstanding shares of common stock of Hondo (the “Hondo Stock”) from Hondo Shareholders.  In exchange for the Hondo Stock, the Company issued 22,103,000 shares of its common stock to the Hondo Shareholders.  As a result of closing the transaction, Hondo Shareholders now hold approximately 76% of the Company’s issued and outstanding common stock.

Accordingly, we are now conducting our business through our wholly owned subsidiary, Hondo Minerals, Inc.

Overview

Hondo Minerals, Inc. is a Nevada Corporation organized in 2002 as an independent oil and gas producer and under the name International Royalty & Oil Co., as spinoff of Signature Motorcars, Inc., a publically held company.  On June 30, 2007, the name was changed to Hondo Minerals, Inc. and the common shares (the only class that had been issued) were the subject of a 20-for-1 reverse stock split.  Following the reverse split, the number of issued and outstanding shares of the Company’s common stock was reduced from 63,888,260 to 3,194,413.  On November 15, 2007, Hondo purchased certain assets from Grand Central Silver Mines, Inc., a publically held Dallas, Texas based independent mining company. The properties included the Tennessee and Schuylkill Mines in the Wallapai Mining District near Chloride, Mohave County, Arizona and the Teller County, Colorado (Cripple Creek) claims. The Tennessee/Schuylkill properties include two historic underground mines, which were operated until 1947.

Between December 2008 and November 2010, the Company filed mining claims with the U. S. Bureau of Land Management on claims in Mohave County, Arizona and Emery and Iron Counties, Utah.

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About Hondo

Hondo Minerals, Inc. (“Hondo”) has its corporate headquarters at 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262.  Hondo is engaged in the acquisition of mines, mining claims and mining real estate in the United States, Canada and Mexico with mineral reserves consisting of precious metals or non-ferrous metals.

Hondo owns the Tennessee and Schuylkill Mines in the Wallapai Mining District near Chloride, Mohave County, Arizona.  The Tennessee Mine operated from the late 1800's until 1947 producing lead, zinc, gold and silver.  The Tennessee Mine includes a 750,000-ton tailings pile and is adjacent to the Schuylkill Mine.

Hondo also owns 24 mining claims in the Cripple Creek, Teller County, Colorado area.    However, the properties are not in operation at this time.

Hondo owns another 80-acre patented mining claim in Juab County, Utah known as the Sullivan Lode and 9 unpatented mining claims in Iron County, Utah referred to as War Eagle.  Again, neither site is in operation at this time.

Current Mining Claims

Listing of current Mining properties:

Patented Mining Claims:
•	Schuylkill

•	Tennessee

•	Molly Gipson

•	Bullion Beck

•	Little Wonder

•	Montana

•	Arizona

•	Great Lead

•	Terminal Mill Site (pending)

•	Lucky Boy (pending)

•	Lucky Baldwin (pending)

•	Samoan (pending)

•	Queen (pending)

•	Silver Monster (pending)

•	Golden Gem (pending)

•	Exchequer (pending)

•	Ra (pending)

•	Quaker (pending)

•	Red Seal (pending)

•	Siwash (pending)

•	VAF Mill Site

•	Sullivan Lode

Non-Patented BLM Claims:

• Tennessee Extension

• Elkhart

• Turtle Shell

• Daisy

• Miss Maggie

• Lady

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• Western Extension Great Lead

• Romeo

• Randy Bell

• Sir

• Stair Step

• Raven

• Calamity

• Temperance

• North East Bullion

• 10 additional to be named claims

Mineral Rights

540 acres

Total Acres Owned, Claimed and Pending 1,260

Business Strategy

A business plan was developed with the overriding goal of maximizing shareholder value through the processing of the Tennessee Mine tailings pile, the exploration and development of adjacent mineral properties, and through strategic partnerships.  To achieve this goal, the business plan focuses on three strategic areas:

•	Tennessee Mine

•	Processing Tailings

•	Exploration Program

•	Exploration Properties

•	Mergers and Acquisitions

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Until Hondo starts generating sufficient cash flow from the sale of metal concentrate from the tailings,  the Company is dependent on working capital and funding from external sources.

Current Operations

Hondo is a precious and base mining company that will operate the Tennessee Mine and has a large number of prospective exploration claims in the southwest United States.  Based on management’s belief and current life of mine plans, the Tennessee Mine processing plant is expected to be concentrating the Tennessee tailings in middle to late 2011.  These plans indicate that processing the tailings from the Tennessee Mine should produce gold, zinc, and other metals.  At the Tennessee Mine, the focus of exploration efforts is the processing of the tailings pile at the mouth of the mine.  In addition to the Tennessee Mine, Hondo has two properties which have reported mineralized material and an additional 27 other early stage exploration properties.  On an ongoing basis, Hondo will evaluate the exploration portfolio to determine ways to increase the value of these properties.

The Tennessee/Schuylkill Property includes two historic underground mines operated until 1947.  The Tennessee Mine was at one time the largest producing silver mine in Arizona and the largest producing silver mine in the southwestern United States.  The property has been the subject of several exploration programs which have produced an extensive database for current exploration targeting and continuing studies which include mapping of underground tunneling, reports of mineralization in both the extensive vein system and tailings pile located on the property.

Samples for the Tennessee Mine tailings were collected by certified geologist Howard Metzler of Kayzak Resources, Winnemucca, Nevada.  Fourteen (14) total samples were collected from various locations from the Tennessee dump and tailings pile.  No samples were collected from the Schuylkill tailings or dump.  The samples were dry weight concentration samples run by American Assay Labs at .01 lbs.

The Tennessee tailings pile is not thought to be fully homogenous, as metal concentrations vary at various depths with the highest concentrations of metals in the lower depths. The dump or unprocessed material showed higher precious metal concentrations than shallow tailings samples, while the deep tailings samples showed extremely high concentrations of other metals.

Each concentrated sample showed a patterned mix of materials that remain similar to previous samples. Fine crush metals were visible from gravity concentrate that show a typical mix of gold/silver/copper/lead and ferrous metals.  Free gold/silver/copper can be visualized by microscope. Gold bearing sulfides can be seen under microscopic conditions but not fully realized until firing or leaching has occurred.

Assays from American Assay, a Canadian certified lab in Reno, Nevada, were returned to the offices of Advanced Natural Technology Services, Inc. on March 18, 2010 via email.  Number calculations were confirmed by certified Geologist Howard Metzler on March 19, 2010.  Full assay reports for the 69 elements are available upon request but have been broken down in the following chart to show saleable metals for the Tennessee Mine tailings pile. These numbers are based on 680,000 cubic yards of tailings and dump.  It is important to note that dump piles in most instances will carry higher volumes of metal than previously run tailings piles. Approximately 1/3 of all material on the ground at the Tennessee Mining site is dump material.  This will consist of unprocessed metal. The 8,000 ounces of gold is considered free gold inside the tailings that have not been put through final concentration which may be done by gravity float with the use of water.  Leaching of the tailings will remove the gold carried inside the sulfides and should dramatically increase the number of ounces of gold contained inside the tailings pile.

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* Prices are based on LME for overseas sales

Additional numbers have been added to reflect the changes in results gained by Howard Metzler, Certified Geologist, and backed by his signed report for the increased instances of gold.  All other numbers are from American Assay Labs.  From that report, the following changes should be made to the gold assays on speculation.  The numbers from the certified geologists sampling were shown at an approximated rate of 100:1 concentration values under X-ray refraction techniques.  Thereby, the free gold and gold from sulfides are final concentrated for further purification leading to a yield of 1.7 oz of gold per ton.  The estimated 680,000 cubic yards of material show an initial weight of 2337 pounds per cubic yard, yielding 798,000 tons of tailings.  Current market value for gold at the close of business on June 30, 2010 was $1,220.20 per ounce.  These numbers should not be considered 100% indicative of the entire pile as the pile is not fully homogenous and results may vary on final concentration due to production methods, economics and production costs.

Given the large volume of tailings at the Tennessee Mine and gold prices over $l,000 per ounce, it was decided to run gravity concentration tests.  The ores at the Tennessee Mine are sulfides and given the fine grind, would have made gravity concentration difficult in the past but, with modern technology, it was decided to see if a concentrate could be made.

The attempt was rather crude, utilizing an 18-inch spiral concentrator, scales and borrowing water and space from fellow miners.  Two samples of approximately 40 pounds were taken by the geologist (accurate weights were not obtained because the samples were damp).  One sample was taken from the top of the tailings pile where sulfides were visible and the assay was 0.022 opt gold (Au).  The second sample was taken from the base of the pile where the assay was 0.008 opt Au.  These samples have remained in the sole possession of Howard Metzler.

The tests were conducted with difficulty because the fine grind of the tails had the spiral concentrator at its extreme limits as to angle and low flow of water required to get a concentrate. The required low angles and low water volume resulted in considerable problems with balls of clay.  Samples will require sufficient agitation prior to getting accurate tests.  However, even with these problems, concentrates from both samples were obtained. No accurate weights were possible but concentration was in the vicinity of 100:1. Concentrates were dried and analyzed with a portable XRF unit.  The sample from the top of the tails read up to 2 opt Au and the sample from the bottom of the tails read 20 and 30 opt Au. Microscopic examination of the concentrates showed the top sample consisted mostly of quartz and pyrite/arsenopyrite while the concentrates from the base were darker with more chalcopyrite, darker sulfides and darker silicates.

Two immediate conclusions can be made. A gravity concentrate can be made and significant gold assays are indicated. While these tests were rather crude, the results certainly justify further work utilizing modem concentration technology (Reichert Spirals, centrifuges, and modem jigs, etc.) and controlled weights and assays. Actual concentration ratios and recovery percentages can be calculated.  Values of other minerals can also be calculated. With the material already ground and on the surface, the Company envisions a very low cost operation.

After reviewing the results from gravity float concentration and the subsequent projected losses of micro-fine materials, we have begun leaching or Aqua-Regia recovery testing. It is management’s belief this is the way to optimize output from the Tennessee Mine tailings.  A description of the proposed processing and well-documented examples of this type of recovery is included below.

Descriptions of the proposed processing of this type of recovery are included below.

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Aqua-Regia Processing:

    Aqua-Regia is the use of chemical corrosives and oxidizers to remove precious metals from ore bodies and suspend them in solution to be processed in final refining. Washed or scrubbed ore is dissolved in a solution of hydrochloric acid (HCL) and nitric acid (HNO3), and heated to dissolve and release gold (Au) and silver (Ag) carried in sulfides.

    Solution put through this processing is then filtered and a trade specific mix is then added to remove all Au and Ag content for final refining.

ELeach Processing

    ELeach processing is currently being tested with similar results to Aqua-Regia chemical process. This patent pending process may drastically reduce the cost per ton of processing high sulfide based ores and materials. Hondo Minerals. Inc. has negotiated a potential sub-licensed agreement for the use of this technology.

Tennessee Mine Tailings Application:

    Gravity float concentration testing of the Tennessee Mine tailings showed light particulates of Ag and Au that amounted to significant losses of recovery during processing. Due to the unique nature of silicates such as clay and heavy Galena concentrations, a plan is under design to switch to a leaching system for the Tennessee tailings. Precious metal recovery during gravity float showed to be around the 45%- 50% levels while leach based recovery is expected to return 93%-95% of precious metals.

Mineralization

    The Tennessee/Schuylkill Property is situated in the Wallapai Mining District of the Cerbat Mountain Range northeast of Kingman, Arizona. The Cerbat District is about 10 miles long and 4 miles wide, trending NW obliquely across the Cerbat Range.

    Rocks locally consist of Precambrian crystalline rocks, chiefly of granitic composition, cut by large masses of Mesozoic granite. Dikes are scattered throughout the area. Some are parallel to the prominent northwest-trending system of veins, but others trend in various directions. Remnants of volcanic rocks of probable Tertiary and Quaternary age are around the margins of the Cerbat Range but are not present in the District proper.

    The Precambrian rocks consist of a complex of amphibolite, hornblende schist, biotite schist, chlorite schist, diorite gneiss, granite and associated pegmatitic bodies, granite gneiss, schistose granite, granitic schist, and garnetiferous schist. Granite and amphibolite are the most widespread types, and the granite is predominant.

    The amphibolites, which is one of the oldest rocks in the area, is a dark green to black, fine to medium-grained rock commonly epitomized and cut by granite pegmatite intrusions. It is widely distributed throughout the area but is particularly conspicuous near Chloride and in the low hills between Cerbat Canyon and Mineral Park Wash.

    The Precambrian granites are represented by many types. Some of the bodies are distinct and separate intrusions but others are probably differentiation facies. Typically, the rock is light grey, medium-grained, gneissic granite containing a small amount of mafic minerals, chiefly biotite. Weathered surfaces are usually light buff, less commonly reddish-brown.

    Chloride, which is in the central part of the District, is where a large granite stock has intruded the Precambrian granites, gneisses, and schist’s. Its age is tentatively assigned to late Jurassic or early Cretaceus, the same as the batholiths of California and western Nevada. The granite is essentially medium-grained, slightly porphyritic, and intensely altered, although there are many facies of fine- or coarse-grained granite, granite porphyry, porphyritic granite, and granite pegmatite. Numerous small stocks and irregular bodies of greenish-black gabbro and associated diabase dikes occur most commonly in the southern part of the district. These are probably differentiation facies of the granite stock. Mineralizing solutions that formed the veins in the district are believed to be genetically related to the late Mesozoic granite intrusion.

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    Dikes of many different compositions are widespread. In thickness, they range from a few inches to 300 feet. Some extend along strike for only a hundred feet or less whereas others, notably the rhyolites, extend for long distances. The most abundant dike rocks are granite pegmatites of both Precambrian and late Mesozoic age, and dikes formed from them are usually narrow and of short lateral extent. Aplites are not common. Other dike rocks, some of which are abundant locally, include lamprophyre, andesite, diabase, porphyritic granite, granite porphyry, and rhyolite, and are probably differentiation products of the late Mesozoic intrusion.

    The structure of the rocks is complex. Gneissic and schistose structures are common; the prevailing schistosity strikes NE with steep dips either NW or SE. Large and small folds, generally with NE trends, are common. The most predominant fold is near Chloride where the outcrop pattern of the amphibolite indicates a northeast-plunging anticline. Prominent joint systems, sheeting, and small shear zones, commonly with NW strikes, are abundant. Faulting is widespread and is usually well-expressed by a prominent system of northwest-trending fault fissures in which many of the later veins are located. The dips of the fissures are generally steep, and NE dips predominate. In places, the fault fissures are in conjugate systems. The fissures show much branching and in a few places considerable horse-tailing. Gouge and breccia, as well as numerous tear faults in the walls, are present along some fault fissures. The direction of the striations along the walls of the faults is nearly horizontal in places, but a greater number of striations show dips ranging from horizontal to parallel with the dip of the steep fault surface.

    Deposits are mesothermal veins of prevailing northwestward strike and steep dip. Their gangue is quartz, in many places shattered and re-cemented by later calcite. The primary minerals are common sulfides of iron, lead, zinc and silver. Gold occurs locally in the sulfide zones. Oxidized zones contain secondary lead minerals, native silver, gold and silver chloride.

Principal Products:

We anticipate generating revenue from the sale of zinc, gold and silver.

Gold Uses.  Gold has two main categories of use: fabrication and investment.  Fabricated gold has a variety of end uses, including jewelry, electronics, dentistry, industrial and decorative uses, medals, medallions and official coins.  Gold investors buy gold bullion, official coins and jewelry.

Gold Supplies.  The supply of gold consists of a combination of current production from mining and the drawdown of existing stocks of gold held by governments, financial institutions, industrial organizations and private individuals.

Gold Price.  The following table presents the annual high, low and average afternoon fixing prices for gold over the past ten years, expressed in U.S. dollars per ounce, on the London Bullion Market.

Year	Gold Price (USD) on the London Bullion Market
	High	Low	Ave
2000	313	264	279
2001	293	256	271
2002	349	278	310
2003	416	320	363
2004	454	375	410
2005	536	411	444
2006	725	525	604
2007	841	608	695
2008	1,011	713	872
2009	1,213	810	972
2010	1,421	1,053	1,225
Source: London Metal Exchange

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Exploration Properties

Our exploration properties portfolio consists of earlier-stage exploration properties in the southwestern United States.  Evaluation of these properties will be completed to determine each property’s economic potential.  Based on this evaluation, the Company will develop exploration programs, enter into joint venture exploration agreements, or sell the properties.  We are currently evaluating these properties to determine how to best advance these projects by increasing the identified mineral resources, improving the quality of these mineral resources, or advancing the project to a development decision

Our portfolio in northwestern Arizona is comprised of 200 patented and non-patented claims in the Cerbat Range. That includes 125 contiguous acres of patented claims in Mohave County, Arizona. Other properties include 9 unpatented BLM claims Iron County, Utah, and patented mineral rights only to 544 acres in Cripple Creek, Colorado. We also own 80 patented acres in Juab County, Utah known as the Sullivan Lode.

Early-Stage Exploration Properties

In general, these properties either do not have sufficient work completed to identify and report reserves or other mineralized material on the property.

For the properties under lease, the lessee is typically responsible for making the land payments, including the BLM fees and county property tax payments.

Mergers and Acquisitions

We routinely review merger and acquisition opportunities. The primary focus will be on those opportunities involving precious metal production or near-term production with a secondary focus on other resource-based opportunities.  Potential acquisition targets would include private and public companies or individual properties.  Although our preference would be for acquisition candidates located in the United States, Hondo will consider opportunities located in other countries where the geopolitical risk is acceptable.

Insurance

We do not maintain any insurance, but does intend to maintain insurance in the future.  Because it does not have any insurance, if we are made a party to a liability action, it may not have sufficient funds to defend the litigation.  If that occurs, a judgment could be rendered against the Company that could cause us to cease operations.

Intellectual Property

We do not own intellectual property rights, including trademarks and patents.

Employees

As of the date of this report, we have no employees. However we do pay an independent contractor who has 5 full-time employees working at the Tennessee Mine and tailings pile.  We may use third-party consultants to assist in the completion of various projects.  Third-parties are instrumental to keep the development of projects on time and on budget.  Management expects to continue to use consultants, attorneys, and accountants as necessary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The Company’s reports or other filings made with the SEC may be read or photocopied at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549.  Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  These reports and other filings may be accessed electronically on the SEC’s web site, www.sec.gov.

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ITEM 1A.                      RISK FACTORS

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We are an exploration stage company and may never be able to carry out business or achieve any revenues or profitability; at this stage, even with good faith efforts, potential investors have a high probability of losing their entire investment.

We have not earned any revenues as of the date of this current report.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.  We anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses in the foreseeable future.   There can be no assurance that we will ever achieve any revenues or profitability.  The revenue and income potential of our proposed business and operations is unproven, as the lack of operating history makes it difficult to evaluate the future prospects of our business.

The reactivation of the Tennessee Mine is subject to risks including delays in completion and we may be unable to achieve anticipated production volume or manage cost increases.

Completion of the reactivation of the Tennessee Mine is subject to various factors, including the availability and performance of engineering and construction contractors, suppliers and consultants and receipt and maintenance of required governmental approvals.  Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which we depend, or to receive or maintain required governmental approvals, could delay or prevent the reactivation of the Tennessee Mine as currently planned.  There can be no assurance:

•	that the amount of funds raised will be sufficient to finance development activities and Company operations through the start-up phase;

•	whether the resulting operations will achieve the anticipated production volume; or

•	that the reactivation costs and ongoing operating costs associated with the development of the Tennessee Mine will not be higher than anticipated.

Hondo, as a newly-formed independent company, has never developed or operated a mine or managed a significant mine development project.  We cannot assure you that the reactivation of the Tennessee Mine will be completed at the cost and on the schedule predicted, or that gold grades and recoveries, production rates or anticipated capital or operating costs will be achieved.

The Company believes that it has obtained sufficient funds to complete a tailings concentrate facility at the Tennessee Mine.  Furthermore, if the actual cost to complete the project is significantly higher than currently expected, there can be no assurance that it will have sufficient funds to cover these costs or that it will be able to obtain alternative sources of financing to cover these costs.  Unexpected cost increases, reduced gold, silver, or zinc prices or the failure to obtain necessary additional financing on acceptable terms to complete the processing facility at the Tennessee Mine on a timely basis or to achieve anticipated production capacity, could have a material adverse effect on future results of operations, financial condition and cash flows.

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We cannot be certain that our acquisition, exploration and evaluation activities will be commercially successful.

We currently have no properties that produce gold in commercial quantities.  Substantial expenditures are required to acquire existing mining properties, to establish ore reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining.  We cannot provide assurance that any gold, silver, or other metal reserves or mineralized material acquired or discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.  Whether income will result from any dormant mine depends on the successful re-establishment of mining operations.  Factors including costs, actual mineralization, consistency and reliability of ore grades and commodity prices affect successful project development.  The reactivation and efficient operation of processing facilities, the existence of competent operational management and prudent financial administration, as well as the availability and reliability of appropriately skilled and experienced consultants also can affect successful project development which, in turn, could have a material adverse effect on our future results of operations.

The price of gold and silver are subject to fluctuations, which could adversely affect the realizable value of our assets and potential future results of operations and cash flow.

We anticipate that our principal assets will be gold and silver reserves and mineralized material.  We intend to attempt to acquire additional properties containing gold reserves and mineralized material.  The price that we pay to acquire these properties will be, in large part, influenced by the prices of gold and silver at the time of the acquisition.  Potential future revenues are expected to be, in large part, derived from the mining and sale of gold and silver from these properties or from the outright sale or joint venture of some of these properties.  The value of these gold and silver reserves and mineralized material, and the value of any potential gold production therefrom, will vary in proportion to variations in gold prices.  The prices of gold and silver have fluctuated widely, and are affected by numerous factors beyond the Company’s control, including, but not limited to, international, economic and political trends, expectations of inflation, currency exchange fluctuations, central bank activities, interest rates, global or regional consumption patterns and speculative activities.  The effect of these factors on the prices of gold and silver, and therefore the economic viability of any of the Company’s projects, cannot accurately be predicted.  Any drop in the prices of gold and silver would adversely affect our asset values, cash flows, potential revenues and profits.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome.  Operations in which we have direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage.  The nature of these risks is such that liabilities might exceed any liability insurance policy limits.  It is also possible that the liabilities and hazards might not be insurable, or, that the Company could elect not to be insured against such liabilities due to high premium costs or other reasons, in which event, significant costs could be incurred that could have a material adverse effect on our financial condition.

Reserve calculations are estimates only, subject to uncertainty due to factors including metal prices, inherent variability of ore, and recoverability of metals in the mining process.

There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades dedicated to future production.  Until reserves are actually mined and processed, the quantity of ore and grades must be considered as an estimate only.  In addition, the quantity of reserves and ore may vary depending on metal prices.  Any material change in the quantity of reserves, mineralization, grade or stripping ratio may affect the economic viability of our properties.  In addition, there can be no assurance that gold recoveries or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

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We may be unable to raise additional capital on favorable terms.

The exploration and development of our development properties will require significant capital investment to achieve commercial production. We may have to raise additional funds from external sources in order to maintain and advance our existing property positions and to acquire new gold projects.  There can be no assurance that additional financing will be available at all or on acceptable terms and, if additional financing is not available, we may have to substantially reduce or cease operations.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases.  As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than ours, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable.  This, in turn, may adversely affect the Company’s financial condition and our future results of operations.  We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees.  If we are unable to successfully attract and retain qualified employees, exploration and development programs may be slowed down or suspended.  In addition, we compete with other gold and silver companies for capital.  If we are unable to raise sufficient capital, our exploration and development programs may be jeopardized or the Company may not be able to acquire, develop or operate gold projects.

Our operations are subject to numerous governmental permits which are difficult to obtain and may not be obtainable or renewed, or such permits may not be timely obtained or renewed.

In the ordinary course of business, we are required to obtain and renew governmental permits for our operations, including operation and expansion of the Tennessee Mine. Obtaining or renewing the necessary governmental permits is a complex and time-consuming process involving costly undertakings by Hondo. The duration and success of our efforts to obtain and renew permits are contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the permitting authority.  We may not be able to obtain or renew permits that are necessary to our operations, or the cost to obtain or renew permits may exceed estimates.  Failure to comply with applicable environmental and health and safety laws and regulations may result in injunctions, fines, suspension or revocation of permits and other penalties.  There can be no assurance that the Company has been or will at all times be in full compliance with all such laws and regulations and with environmental and health and safety permits, or that the Company has all required permits.  The costs and delays associated with compliance with these laws, regulations and permits and with the permitting process could stop us from proceeding with the operation or development of the Tennessee Mine or increase the costs of development or production and may materially adversely affect business, results of operations or financial condition.

Our exploration and eventual development operations are subject to environmental regulations, which could result in the incurrence of additional costs and operational delays.

All phases of operations are subject to environmental regulation.  Environmental legislation is evolving in some jurisdictions in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees.  There is no assurance that future changes in environmental regulations, if any, will not adversely affect the Company’s projects.  We will be subject to environmental regulations with respect to properties in Arizona, under applicable federal and state laws and regulations.  Production at the Tennessee Mine may involve the use of sodium cyanide, which is a toxic material. Should sodium cyanide leak or otherwise be discharged from the containment system, then Hondo may become subject to liability for cleanup work that may not be insured.  While appropriate steps will be taken to prevent discharges of pollutants into the ground water and the environment, Hondo may become subject to liability for hazards that it may not be insured against.

Our properties in Arizona occupy private and public lands.  The public lands include unpatented mining claims on lands administered by the BLM Arizona State Office.  These claims are governed by the laws and regulations of the U.S. federal government and the state of Arizona.

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U.S. Federal Laws

Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property.  Mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources such as trucks and heavy construction equipment which are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws.  Permitting rules may impose limitations on the Company’s production levels or create additional capital expenditures in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (CERCLA), imposes strict joint and several liability on parties associated with releases or threats of releases of hazardous substances.  The groups who could be found liable include, among others, the current owners and operators of facilities which release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred.  This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property.  The Company cannot predict the potential for future CERCLA liability with respect to its properties.

Arizona Laws

At the state level, mining operations in Arizona are regulated by the Arizona Department of Conservation and Natural Resources, Division of Environmental Protection.  Arizona state law requires that the Tennessee Mine to hold Arizona Water Pollution Control Permits, which dictate operating controls and closure and post-closure requirements directed at protecting surface and ground water. Other Arizona regulations govern operating and design standards for the construction and operation of any source of air contamination and landfill operations.  Any changes to these laws and regulations could have an adverse impact on financial performance and results of operations by, for example, required changes to operating constraints, technical criteria, fees or surety requirements.

Legislation has been proposed that would significantly affect the mining industry.

Members of the U.S. Congress have repeatedly introduced bills which would supplant or alter the provisions of the Mining Law of 1872.  If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact the Company’s ability to develop mineralized material on unpatented mining claims.  Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims.  Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development of such mining claims and the economics of existing operating mines on federal unpatented mining claims.  Passage of such legislation could adversely affect future financial performance.

Increased costs could affect our financial condition.

We anticipate that costs will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans in response to the physical shape and location of the ore body.  In addition, costs are affected by the price of commodities such as fuel and electricity.  Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable.  A material increase in costs at any significant location could have a significant effect on profitability.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Results of operations are materially affected by conditions in the domestic capital markets and the economy generally.  The stress experienced by domestic capital markets that began in the second half of 2007 has continued and substantially increased during the third quarter of 2010.  Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward.  These factors, combined with volatile oil and gas prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and fears of a possible recession.  In addition, the fixed-income markets are experiencing a period of extreme volatility which has negatively impacted market liquidity conditions.

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Factors such as business investment, government spending, the volatility and strength of the capital markets, and inflation all affect the business and economic environment and, ultimately, the profitability of our business.  In an economic downturn characterized by higher unemployment, lower corporate earnings and lower business investment, our operations could be negatively impacted.  Purchasers of gold and silver production may delay or be unable to make timely payments.  Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial conditions.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and development operations.  The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore, limit or increase the cost of production.

If we lose key personnel or are unable to attract and retain additional personnel, we may be unable to establish and develop our business.

Our development in the future will be highly dependent on the efforts of key management employees.  We do not have and currently have no plans to obtain key man insurance with respect to any key employees.  As well, we will need to recruit and retain other qualified managerial and technical employees to build and maintain our operations.  If we are unable to successfully recruit and retain such persons, then development and growth could be significantly curtailed.

There may be challenges to titles to our mineral properties.

Our U.S. mineral properties consist of private mineral rights, leases covering state and private lands, leases of patented mining claims, and unpatented mining claims.  Many of the mining properties in the U.S. are unpatented mining claims to which our Company has only possessory title.  Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims.  These uncertainties relate to such things as sufficiency of mineral discovery, proper posting and marking of boundaries, and possible conflicts with other claims not determinable from descriptions of record.  Since a substantial portion of all mineral exploration, development and mining in the U.S. now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry.

The present status of our unpatented mining claims located on public lands allows our Company the exclusive right to mine and remove valuable minerals, such as precious and base metals.  We are also allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores.  However, legal ownership of the land remains with the United States.  We remain at risk that the mining claims may be forfeited either to the U.S. or to rival private claimants due to failure to comply with statutory requirements.

There may be challenges to title to the mineral properties in which our Company holds a material interest.  If there are title defects with respect to any properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert our management’s time from ongoing exploration and development programs.

Principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval, which could delay or prevent a change in corporate control or result in the entrenchment of management or the Board of Directors, possibly conflicting with the interests of other stockholders.

Major shareholders and the President’s position on the Board could exert significant influence in determining the outcome of corporate actions requiring stockholder approval and otherwise control of our business.  This control could have the effect of delaying or preventing a change in control or entrenching management or the Board of Directors, which could conflict with the interests of our other stockholders and, consequently, could adversely affect the market price of our common stock.

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Some of our directors may have conflicts of interest as a result of their involvement with other natural resource companies.

Some of our directors are directors or officers of other natural resource or mining-related companies, or may be involved in related pursuits that could present conflicts of interest with their roles at Hondo.  These associations may give rise to conflicts of interest from time to time.  In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict to a meeting of the directors of the Company in question and to abstain from voting for or against approval of any matter in which such director may have a conflict.  In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	services by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker/dealers may be willing to make a market in our Company’s common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act Of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed for failure to comply with all of regulatory requirements.  In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending July 31, 2011, to include in our annual report an assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. Furthermore, an independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal controls over financial reporting. We have not yet completed an assessment of the effectiveness of internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with management certification and auditor attestation requirements.

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If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no public trading market for our Common Stock, and no such market may ever develop.  While we intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board, there is no assurance that our application will be approved.  There is no guarantee that our shares may ever be traded on the Bulletin Board, or, if traded, a public market may not materialize.  If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

ITEM 2.                      FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following summarizes the factors affecting the operating results and financial condition of Hondo Minerals, Inc.  This discussion should be read together with the financial statements of Hondo Minerals, Inc. and the notes to financial statements included elsewhere in this current report. In addition to historical financial information, the following discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements and Industry Data” at the front of this current report, and our “Risk Factors” set forth above.

PLAN OF OPERATION

In 2010, we took steps to prove out probable reserves at the Tennessee/Schuylkill Mines.  We engaged three separate geologists to test samples from the tailing pile at the mouth of the Tennessee Mine.  Based on the results that the geologists found independently, management decided to take steps to move forward with a plan to reach production in the second half of 2011.  In 2010, construction was started on the processing facility which will include a 30’x80’ metal building along with historic structures, heavy equipment and various mining equipment which is currently present on the property. We have purchased milling and concentration equipment as well as substantial rolling heavy equipment.  In the fourth quarter of 2010, we commenced a private placement to raise capital to provide funding to execute our plan to reach production.

We believe that significant exploration opportunities exist along the south, east, and northwest sides of the Tennessee/Schuylkill Mines which should also be investigated.

The objectives of our exploration program will be to:

(A) Explore for new high grade deposits near the historic mine,
(B) Develop and delineate known areas of mineralization, and
(C) Combine the results with current potential metal inventory in the mill tailings.

RESULTS OF OPERATIONS

Year Ended July 31, 2010 Compared with Year Ended July 31, 2009

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Revenues

During the year ended July 31, 2010, we have generated no revenues and have not generated revenues since its inception.  We anticipate that we will generate revenues in the second half of 2011.

Expenses

During the fiscal year ended July 31, 2010, total expenses were $1,015,779 which included an impairment of mining properties of $920,000, consulting fees mainly for the testing of the tailings of $32,927, other expenses of $55,974 and $6,878 in interest expense.  This compares to total expenses of $86,126 incurred during the fiscal year ended July 31, 2009, which included $9,400 in directors’ fees, $25,000 in business development, consulting fees of $17,128, other expenses of $31,748 and $2,910 in interest expense.  No impairment expense was recorded during the fiscal year ended October 31, 2009.

The significant increase in total expenses in fiscal 2010 resulted primarily from the impairment of mineral assets resulting from the acquisition of the Sullivan Load, Juab County, Utah.  This impacted total expenditures for the year ended July 31, 2010 as compared to July 31, 2009.

Year Ended July 31, 2009 Compared with Year Ended July 31, 2008

Revenues

During the year ended July 31, 2009, we have generated no revenues and have not generated revenues since its inception.

Expenses

During the fiscal year ended July 31, 2009. Total expenses were $86,126 which included $9,400 in directors’ fees, $25,000 in business development expenses, consulting fees of $17,128 and miscellaneous other expenses of $31,748 and $2,910 in interest expense.  This compares to our total expenses of $361,841 incurred during the fiscal year ended July 31, 2008, which included $300,000 finder’s fee paid to a third-party for the acquisition of several mineral assets, directors fees of $31,250, miscellaneous other expenses of $27,641 and $3,125 in interest expense.

The significant decrease in total expenses in fiscal 2009 resulted primarily from the finder’s fee paid to a third-party for the acquisitions of mineral assets in 2008.

LIQUIDITY AND CAPITAL RESOURCES

Until we start generating sufficient cash flow from gold production, we are dependent on our working capital and funding from external sources.  Based on our planned expenditures, we require additional funds of approximately $2,000,000 to proceed with our business plan over the next 12 months.

We intend to raise the balance of our cash requirements for the next 12 months (approximately $2,000,000) from private placements or a registered public offering (either self-underwritten or through a broker-dealer).  If we are unsuccessful in raising enough money through future capital-raising efforts, we may review other financing possibilities such as bank loans.  At this time, our Company does not have a commitment from any broker/dealer to provide financing.  There is no assurance that any financing will be available or if available, on terms that will be acceptable.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Estimates are used for the valuation of the Company’s stock, as the Company’s stock is not currently trading and the valuation of equity and equity-linked instruments such as options using the Black-Sholes model.

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Cash and cash equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.  Because of the short maturity of these investments, the carrying amounts approximate their fair value.  Cash and cash equivalents are invested in a highly liquid money market fund.  Restricted cash is excluded from cash and cash equivalents and is included in other current and long-term assets.

Fair Value of Financial Instrument

The Company’s financial instruments consisted of cash, accounts payable and accounts receivables.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  Because of the short maturity of such assets and liabilities, the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Mineral Properties

Mineral property acquisition costs are recorded at cost and are deferred until the viability of the property is determined.  When proven and probable reserves are determined for a property, subsequent development costs on the property would be capitalized.  If a project was to be put into production, capitalized development costs would be depleted on the units of production basis determined by the proven and probable reserves for that project.

The Company reviews the cost of mineral properties for impairment whenever events and circumstances indicate that a decline in recoverability of their carrying value may have occurred; but in any event, not less than annually. Where applicable, management estimates the expected future cash flows of mineral properties and compares such future cash flows to the carrying amount of the mineral properties to determine if the carrying amount is recoverable.  If the carrying amount exceeds the estimated undiscounted future net cash flows, the Company will adjust the carrying amount of such mineral properties to fair value.  Other factors used to determine fair value include, but are not limited to, estimates of land value of early stage exploration properties, the value of unproven acreage, the value of advanced minimum royalty agreements, and a discount rate commensurate with the risk associated with realizing the expected cash flows projected.

Property and equipment

Expenditures for new facilities or equipment and expenditures that extend the useful lives or expand the production capacity of existing facilities or equipment are capitalized and depreciated using the straight-line or units of production method at rates sufficient to depreciate such costs over the estimated productive lives of such facilities based on proven and probable reserves.

Impairment of long-lived assets

The Company reviews and evaluates its long-lived assets for impairment annually and at interim periods if events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  An impairment is determined to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets.  An impairment loss is measured and recorded based on discounted estimated future cash flows.  Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans.  The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment.  Estimates of recoverable minerals from such mineral interests are risk adjusted based on management’s relative confidence in such materials.  In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups.  The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

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Mining Development Costs

Mine development costs are amortized using the units of production method based upon projected recoverable ounces in proven and probable reserves.  Projected recoverable ounces are determined by the Company based upon its proven and probable reserves and estimated metal recovery associated with those reserves.

Revenue recognition

We are an exploration stage company and have not yet achieved any revenues.  We will recognize revenue on gold and silver sales when persuasive evidence of an arrangement exists, the price is fixed or determinable, metal is delivered, title has been transferred to the customer, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets.  This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect.  The Company derives its deferred income tax charge or benefit by recording the change in either the net deferred income tax liability or asset balance for the year.

The Company’s deferred income tax assets include certain future tax benefits.  The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2009, FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis.  This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard.  This standard is effective for the Company on October 1, 2009.  The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement.  Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third-party evidence of fair value of the undelivered items.  This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition.  This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements.  This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards.  Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement.  This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

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In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009, with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required.

ITEM 3.                      PROPERTIES

Our principal executive office consists of approximately 1,200 square feet of space located at 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262, rented on a month-to-month basis at a current monthly rental of $2,250.  The telephone number is (817) 490-9200.  The space is adequate for our Company’s immediate needs.  Additional space may be required as operations expand.

ITEM 4.                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 8, 2011, with respect to the beneficial ownership of the outstanding common stock by:  (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.  As of the date of this current report, there are 28,963,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner, Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)

William Miertschin 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	8,797,001	30.37%
J.C. “Skip” Headen 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	13,000	0.00%
Ben Botello 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	21,545	0.10%
Howard Siegel 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	28,100	0.19%
All executive officers and directors as a group (4 people)	8,859,646	30.59%
Beneficial Shareholders greater than 5%
David Halperin 18 Dawn Drive Westport, CT 06880	5,410,000	18.68%
Richard M. Hewitt 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	4,037,844	13.94%

(1)           Applicable percentage of ownership is based on 28,963,000 shares of common stock outstanding on February 8, 2011.  Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of February 8, 2011 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 8, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Our common stock is our only issued and outstanding class of securities eligible to vote.

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ITEM 5.                      DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers.  Our Board of Directors appoints our executive officers.  Directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.  There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position
William Miertschin 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	63	President, CEO, CFO and Director
J.C. “Skip” Headen 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	50	Secretary, Treasurer and Director
Ben Botello 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	60	Director
Howard Siegel 300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	68	Director

William Miertschin - age 63, is the President, Chairman of the Board, and Chief Executive Officer and has been an officer and director since March 2006.  He was recently named Chief Executive Officer.  Mr. Miertschin is a Dallas, Texas resident and a 1972 graduate of the University of Texas (Austin).  Between 1975 and 1985, he was employed by NL Industries, Gulf Oil Corp. and MESA Petroleum Co. in the oil and gas industry in New Mexico and West Texas.  Since 1986, he has been a private investor and a consultant to the oil and gas industry.

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J. C. “Skip” Headen - age 50, Rockwall, Texas, has been Secretary since November 19, 2010 and a Director since September 23, 2010.  Previously, he was Chairman and CEO of Grand Central Silver Mines, Inc., a publically traded diversified mining property company with claims in Utah and Idaho from 1999 to 2009.  He attended Richland College and the University of North Texas and is a professional musician.

Ben Botello - age 60, Houston, Texas, has been a Director since June 2007.  He is a graduate of the University of Houston and also holds a Masters of Business Administration degree from Syracuse University.  He has been the owner of Telkin Sheetmetal, Inc. since 1986, a metal fabricating business located in Houston, Texas.

Howard Siegel - age 68, Houston, Texas, is an attorney licensed to practice law in the State of  Texas and has been a practicing attorney for over 40 years.  He holds a law degree from St. Mary’s University Law School.  Mr. Siegel’s law practice includes tax, real estate, and corporate law matters.  He previously worked for the Internal Revenue Service, Tenneco, Inc., The Superior Oil Company and Bracewell & Patterson.  He has served as a Director in public and private corporations, including Hondo Minerals, Inc., Australian Canadian Oil Royalties, Ltd., and Syndication, Inc.

Directors

Each director serves until our next annual meeting of the stockholders or unless they resign earlier.  The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.  Each of our directors serves until his or her successor is elected and qualified.  Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  At the present time, members of the Board of Directors are not compensated in cash for their services to the Board.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Audit Committee

The Company intends to establish an audit committee of the Board of Directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee would, at all times, be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

The Company intends to establish a compensation committee of the Board of Directors.  The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

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Security Holders Recommendations to Board of Directors

Our Company does not currently have a process for security holders to send communications to the Board of Directors.  However, we welcome comments and questions from our shareholders.  Shareholders can direct communications to Chief Executive Officer William Miertschin at the executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications.  Our Company does attempt to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information at the same time.  Mr. Miertschin collects and evaluates all shareholder communications.  If the communication is directed to the Board of Directors generally or to a specific director, Mr. Miertschin will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting.  If the communication requires a more urgent response, Mr. Miertschin will direct that communication to the appropriate executive officer.  All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

ITEM 6.                      EXECUTIVE COMPENSATION

Compensation of Officers

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the most recent three years is as follows:

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William Miertschin(1)	President, CEO, CFO and Director	2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2009	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2008	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
J.C. “Skip” Headen(2)	Secretary and Director	2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2009	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2008	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Ben Botello(3)	Director	2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2009	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2008	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Howard Siegel(4)	Director	2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2009	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2008	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
 Notes to Summary Compensation Table:

(1)           Mr. William Miertschin has been an officer and director of Hondo since March 2006.
(2)           Mr. Headen has been a director since September 23, 2010, and an officer since November 19, 2010.
(3)           Mr. Botello has been a director since June 2007.
(4)           Mr. Siegel has been a director since June 2007.

The Company has no option or stock award plan or long-term incentive plan.

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The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no agreement that provides for payment to executive officers at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in any executive officer's responsibilities following a change in control.

Director Compensation

None.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

As previously disclosed, on February 8, 2011, the Company, Hondo Minerals, Inc., a Nevada corporation (“Hondo”) and the shareholders of Hondo (the “Hondo Shareholders”), closed a transaction pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”), whereby the Company acquired 100% of the outstanding shares of common stock of Hondo (the “Hondo Stock”) from the Hondo shareholders.  In exchange for the Hondo stock, the Company issued 22,103,000 shares of its common stock.  As a result of closing the transaction, Hondo shareholders now hold approximately 76% of issued and outstanding common stock.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which our Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction:

(A)         any directors or executive officers;
(B)         any nominee for election as a directors;
(C)	any person who is known to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the common stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraphs (A), (B) or (C) above

           We anticipate reviewing all related party transactions as they are presented, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

ITEM   8.                                     LEGAL PROCEEDINGS

We are not presently a party to any litigation.

ITEM   9.                      MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITYAND RELATED STOCKHOLDER MATTERS

 Our common stock is currently quoted on the Over the Counter Market.  Our common stock has been quoted since March 1, 2010 under the symbol "TYCV.OB."  Because we are quoted on the Over the Counter Market, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for the common stock for the periods indicated.

2010 - 2011Fiscal Year		High Bid		Low Bid
Second Quarter (ended January 2011)		$1.01		$1.01
First Quarter (ended October 2010)	$	Nil	$	Nil
2009 - 2010Fiscal Year		High Bid		Low Bid
Fourth Quarter (ended July 2010)	$	Nil	$	Nil
Third Quarter (ended April 2010)	$	Nil	$	Nil
Second Quarter (ended January 2010)	$	N/A	$	N/A
First Quarter (ended October 2009)	$	N/A	$	N/A

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Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934.  As such, it provides an annual report to our security holders, which will include audited financial statements and quarterly reports, which will contain unaudited financial statements.

Record Holders

As of February 8, 2010, an aggregate of 28,963,000 shares of our common stock were issued and outstanding and were owned by approximately 1131 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipates that all earnings, if any, will be retained for development of our business, and that no cash dividends on our common stock will be declared in the foreseeable future.  Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts.  Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under an Equity Compensation Plan.

Indemnification of Directors and Officers

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

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Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.

Trading Information

The Company’s common stock is currently approved for quotation under the symbol “TYCV.OB,” but there is currently no liquid trading market for the Company’s common stock.  The information for our transfer agent is as follows:

Empire Stock Transfer, Inc.
1859 Whitney Mesa Drive
Henderson, NV 89014
Tel: 702-818-5898
FAX: 702-974-1444

Section 15(g) of the Securities Exchange Act of 1934

Our Company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, or an annual income exceeding $200,000 or $300,000 jointly with their spouses).  For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and must have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect the ability to sell a buyer’s shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities.  These rules require a one-page summary of certain essential items.  The items include the risk of investing in penny stocks in both public offerings and secondary marketing, terms important in understanding the function of the penny stock market such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; customers rights and remedies in cases of fraud in penny stock transactions; and, NASD’s toll free telephone number and the central number of North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

ITEM 10.                      RECENT SALES OF UNREGISTERED SECURITIES

Other than those previously reported, none.

ITEM 11.                      DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value.  Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the shareholders for their vote.  Cumulative voting for the election of directors is not permitted by the Bylaws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to shareholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of the existing shareholders may be diluted.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

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ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the Corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position if he acted in good faith and in a manner he reasonably believed to be in its best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorneys fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore unenforceable.

ITEM 14.                      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTINGAND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our Company through the date of this Report.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K.  The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

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ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On February 8, 2011, the Company and its controlling shareholders entered into the Share Exchange Agreement with Hondo and Hondo Shareholders.  Upon the closing of the share exchange, each of the Hondo shareholders exchanged their respective shares of Hondo for shares of the Company's capital stock.  As a result, 22,103,000 shares of the Company’s common stock were issued to Hondo shareholders and Hondo became a wholly-owned subsidiary of the Company.

The shares of the Company's capital stock issued to Hondo Shareholders in connection with the share exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Hondo or between the Company and any of Hondo’s respective affiliates, directors, or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 5.03             AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE INFISCAL YEAR

On February 8, 2011, our Board approved an amendment to our Articles of Incorporation to change our name to "Hondo Minerals, Inc."  We will file a Certificate of Amendment with the Nevada Secretary of State reflecting the above and will notify the Financial Industry Regulatory Authority ("FINRA") of the name change in short order.  The name change will take effect in the market upon approval by FINRA.  Once FINRA processes the name change, we will be issued a new symbol and will disclose the change on a Current Report on Form 8-K.

ITEM 5.06             CHANGE IN SHELL COMPANY STATUS

As a result of closing the Share Exchange Agreement, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the unaudited financial statements of Hondo Minerals, Inc. for the years ended July 31, 2010 and 2009 are filed herewith as Exhibit 99.1. Company will use its best efforts to file audited financial statements required by this Item on or before February 25, 2011.

 (b) Pro Forma Financial Information.

Pro Forma Financial Information for the fiscal year ended July 31, 2010 is filed herewith as Exhibit 99.2.

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INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated balance sheets, pro forma consolidated statements of operations and explanatory notes, give effect to the merger of the Company and Hondo Minerals, Inc.

The pro forma consolidated balance sheets and pro forma consolidated statements of operations are based on the estimates and assumptions set forth in the explanatory notes.  The pro forma consolidated balance sheets and the pro forma consolidated statements of operations have been prepared utilizing the historical financial statements of the Company and Hondo Minerals, Inc., and should be read in conjunction with the historical financial statements and notes thereto.

The pro forma consolidated balance sheets have been prepared as if the merger occurred on July 31, 2010. The pro forma consolidated statements of operations have been prepared as if the merger occurred on August 1, 2009 and carried through to July 31, 2010.

This pro forma consolidated financial data is provided for illustrative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the merger occurred at the beginning of the fiscal period presented, nor is it necessarily indicative of the results of future operations.

(c)            Shell Company Transactions.

The terms of the Share Exchange Agreement are set forth in this Current Report on Form 8-K, a copy of the Share Exchange Agreement is attached hereto and is hereby incorporated by reference.  All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

(d)           Exhibits.

Exhibit Number	Description	Filed
3.1	Articles of Incorporation filed with the Nevada Secretary of State on September 25, 2007.	Incorporated by reference as Exhibits to the Form S-1 filed on September 11, 2009.
3.2	Bylaws	Incorporated by reference as Exhibits to the Form S-1 filed on September 11, 2009.
10.1	Share Exchange Agreement between Tycore Venture, Inc., Hondo Minerals, Inc. and the Hondo Minerals, Inc. Shareholders.	Filed herewith.
21.1	List of Subsidiaries	Filed herewith.
99.1	Hondo Minerals, Inc financial statements and notes for the unaudited periods ended July 31, 2010 and 2009.	Filed herewith.
99.2	Pro forma financial information for the periods ended July 31, 2010 and 2009.	Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2011	Tycore Ventures, Inc.
/s/ William Miertschin
Name: William Miertschin
Title: President

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